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                                                                            23.3



                       Consent of Independent Accountants



We hereby consent to the use in this Registration Statement on Form S-4 of Akamai Technologies, Inc. of our report dated January 25, 2000, except for Note 14, as to which the date is February 28, 2000, relating to the consolidated financial statements and financial statement schedule of Akamai Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2000